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                                                                       EXHIBIT 1

                            SECRETARY'S CERTIFICATE

     I, Dwight L. Cramer, the duly elected Secretary of Western National Life Insurance Company, a Texas corporation (the "Company"), do hereby certify that attached hereto as Exhibit "A" is a true, complete and correct copy of certain resolutions duly adopted by the unanimous written consent thereto of all of the directors of the Company.



     Executed this 9th day of November, 1994.




                                                  /s/ DWIGHT L. CRAMER
                                                  ------------------------------
                                                  DWIGHT L. CRAMER
                                                  Vice President and Secretary


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                         WRITTEN CONSENT TO RESOLUTIONS
                          OF THE BOARD OF DIRECTORS OF
                    WESTERN NATIONAL LIFE INSURANCE COMPANY



     The undersigned, constituting all of the members of the Board of Directors of Western National Life Insurance Company, a Texas corporation (the "Company"), hereby unanimously consent to the adoption of the following resolutions without a meeting of the Board of Directors:

     RESOLVED, that the Board of Directors hereby adopts and approves each of the Resolutions attached hereto as Annex "A".




     The resolutions adopted pursuant to this Written Consent shall be effective as of November 9th, 1994.


/s/ MICHAEL J. AKERS                                    /s/ JOSEPH S. MANISCALCO
---------------------------                             ------------------------
    Michael J. Akers                                        Joseph S. Maniscalco

                                                        /s/ ARTHUR R. MCGIMSEY
---------------------------                             ------------------------
    William O. Daniel, Jr.                                  Arthur R. McGimsey

/s/ JOHN A. GRAF                                        /s/ MICHAEL J. POULOS
---------------------------                             ------------------------
    John A. Graf                                            Michael J. Poulos

                           /s/ RICHARD W. SCOTT
                          ---------------------------
                               Richard W. Scott
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                                                                       Annex "A"

                    WESTERN NATIONAL LIFE INSURANCE COMPANY

                                RESOLUTIONS FOR
                           VARIABLE ANNUITY CONTRACTS

     WHEREAS, the Company is desirous of developing and marketing certain types of variable and fixed annuity contracts which may be required to be registered with the Securities and Exchange Commission pursuant to the various securities laws; and

     WHEREAS, it will be necessary to take certain actions including, but not limited to, establishing separate accounts for segregation of assets and seeking approval of regulatory authorities;

     NOW THEREFORE, BE IT RESOLVED, that the Company is hereby authorized to develop the necessary program in order to effectuate the issuance and sale of variable and fixed annuity contracts; and further

     RESOLVED, that the Company is hereby authorized to establish and designate one or more separate accounts of the Company in accordance with the provisions of state insurance law. The purpose of any such separate account shall be to provide an investment medium for such variable and fixed annuity contracts issued by the Company as may be designated as participating therein. Any such separate account shall receive, hold, invest and reinvest only the monies arising from (i) premiums, contributions or payments made pursuant to the variable and fixed annuity contracts participating therein; (ii) such assets of the Company as shall be deemed appropriate to be invested in the same manner as the assets applicable to the Company's reserve liability under the variable and fixed annuity contracts participating in such separate accounts; or as may be necessary for the establishment of such separate accounts; (iii) the dividends, interest and gains produced by the foregoing; and further

     RESOLVED, that the proper officers of the Company are hereby authorized:

     (i) to register the variable and fixed annuity contracts participating in any such separate accounts under the provisions of the Securities Act of 1933 to the extent that it shall be determined that such registration is necessary;

     (ii) to register any such separate accounts with the Securities and Exchange Commission under the provisions of the Investment Company Act of 1940 to the extent that it shall be determined that such registration is necessary;

     (iii) to prepare, execute and file such amendments to any registration statements filed under the aforementioned Acts (including post-effective amendments), supplements and

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                                                                       Annex "A"


         exhibits thereto as they may be deemed necessary or desirable;

         (iv) to apply for exemption from those provisions of the aforementioned Acts as shall be deemed necessary to take any and all other actions which shall be deemed necessary, desirable, or appropriate in connection with such Acts;

         (v) to file the variable and fixed annuity contracts participating in any such separate accounts with the appropriate state insurance departments and to prepare and execute all necessary documents to obtain approval of the insurance departments;

         (vi) to prepare or have prepared and execute all necessary documents to obtain approval of, or clearance with, or other appropriate actions required, of any other regulatory authority that may be necessary; and further

         RESOLVED, that for the purposes of facilitating the execution and filing of any registration statement and of remedying any deficiencies therein by appropriate amendments (including post-effective amendments) or supplements thereto, the President or any vice president, of the Company and the Secretary of the Company, and each of them, are hereby designated as attorneys and agents of the Company and the appropriate officers of the Company be, and they hereby are, authorized and directed to grant the power of attorney of the Company to the President or any vice president of the Company and the Secretary of the Company by executing and delivering to such individuals, on behalf of the Company, a power of attorney; and further

         RESOLVED, that in connection with the offering and sale of the fixed and variable annuity contracts in the various States of the United States, as and to the extent necessary the appropriate officers of the Company be, and they hereby are, authorized to take any and all such action, including but not limited to the preparation, execution and filing with proper State authorities, on behalf of and in the name of the Company, of such applications, notices, certificates, affidavits, powers of attorney, consents to service or process, issuer's covenants, certified copies of minutes of shareholders' and directors' meetings, bonds, escrow and impounding agreements and other writings and instruments, as may be required in order to render permissible the offering and sale of the fixed and variable annuity contracts in such jurisdictions; and further

         RESOLVED, that the forms of any resolutions required by any State authority to be filed in connection with any of the documents or instruments referred to in any of the preceding resolutions be, and the same hereby are, adopted as if fully set forth herein if (1) in the opinion of the appropriate officers of the Company, the adoption of the resolutions is advisable and (2) the Secretary or any Assistant Secretary of the Company evidences such adoption by recording into these minutes the text of each in haec verbae resolutions; and further

         RESOLVED, that the designation of Dwight L. Cramer, Vice President and Secretary of the Company, whose address is Western National Life Insurance Company, 5555 San Felipe

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                                                                       Annex "A"

Road, Suite 900, Houston, Texas 77056, as the agent for service named in any registration statement and the authority of Mr. Cramer to receive notices and communications with respect to any such registration; and further

         RESOLVED, that the officers of the Company, and each of them, are hereby authorized to prepare and to execute the necessary documents and to take such further actions as may be deemed necessary or appropriate, in their discretion, to implement the purpose of these resolutions.